                                                                  Exhibit 99.B-3


                                                               File No. 32-480
                                                               File No. ______


                  AMENDMENT, RESTATEMENT AND CONSOLIDATION OF
                                   FORMS U-7D
                       CERTIFICATE PURSUANT TO RULE 7(d)
                  PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


FILING

            The undersigned certify that this certificate accurately summarizes, as required in the instructions hereto, the information requested as to the lease identified herein and the transactions for the financing thereof.

PRELIMINARY NOTE

            This filing relates to the amendment and restatement of the lease referenced below in connection with the refinancing of the loan referenced below. On February 5, 1985, Emerson Leasing Ventures and The First National Bank of Boston filed a Form U-7D relating to their beneficial ownership of a 60% undivided interest (the "Undivided Interest") in the Eastern Interconnection Transmission System located in New Mexico. On March 1, 1991, GATX Capital Corporation succeeded to the rights of Emerson Leasing Ventures and on December 26, 1991, GATX Capital Corporation and The First National Bank of Boston filed a Form U-7D with respect to such transfer. On December 31, 1991, DCC Project Finance Two, Inc. ("DCCTWO") succeeded to the rights of GATX Capital Corporation with respect to the Undivided Interest. On January 23, 1992, DCCTwo and The First National Bank of Boston filed an Amendment No. 1 (the "Amendment") to the certificate filed on December 26, 1991 by GATX Capital Corporation and a separate, original Form U-7D (the "DCCTwo Original Filing"). This filing amends, restates and consolidates the Amendment and the DCCTwo Original Filing. Separate certificates pursuant to Rule 7(d) relating to the transmission system have heretofore been and may hereafter be filed by The First National Bank of Boston, in its capacity as owner trustee for the benefit of equity participants in respect of other undivided interest in the transmission system.

1.       Lessee public utility company:      Public Service Company of New
                                             Mexico, Alvarado Square,
                                             Albuquerque, Bernalillo County,
                                             New Mexico 87158.

2.        Date of execution of lease:        February 5, 1985, as amended by
                                             Lease Supplement No. 1, dated as
                                             of September 30, 1985 and Lease
                                             Amendment No. 2, dated as of
                                             March 9, 1987, as amended and
                                             restated by the Amended and
                                             Restated Lease dated as of
                                             September 1, 1993.

2a.       Expected date facility will        The facility was placed in
          be placed in service:              service on February 5, 1985.

3.        Regulatory authority which
          has acted on transaction:

                 NAME                          DATE OF ORDER/APPROVAL
                 ----                          ----------------------

          Federal Energy Regulatory            December 31, 1984
          Commission

          New Mexico Public Utility            December 31, 1984; March 1, 1993
          Commission

4.        Initial term of lease:               30 years (term of lease at time
                                               of original execution thereof).

4a.       Renewal Options:                     One or more renewal periods for
                                               not less than three and not more
                                               than five years, provided that
                                               no renewal term shall extend
                                               beyond the expiration of the
                                               Support Agreement.

5.        Brief description of facility:       216 mile, 345 kV bulk power
                                               transmission line.

6.        Manufacturer or supplier:            Various, principal portion
                                               constructed by Brown Boveri
                                               Corporation.

7.        Cost of facility:                    Aggregate cost of facility:
                                               $73,000,000

                                               Cost of Undivided Interest:
                                               $43,800,000

8.        Basic Rent, Initial term:            $135,651,698

8a.       Periodic installment:

          From February 5, 1985 until
          April 1, 1985:                       $649,349

          From April 1, 1985 until
          March 9, 1987:                       $2,210,411, semiannually

          From March 9, 1987 until
          September 14, 1993:                  $2,309,878, semiannually

          September 14, 1993:                  $2,346,989

          October 1, 1993:                     $0

          April 1, 1994:                       $1,735,761

          October 1, 1994:                     $2,274,005

          From and after April 1, 1995:        $2,243,560, semiannually

9.        Holder of legal title to facility:   The First National Bank of
                                               Boston, as Owner Trustee
          Address:                             150 Royall Street
                                               Canton, Massachusetts 02021

10.      Holder* of beneficial interests:

NAME AND ADDRESS          AMOUNT INVESTED         PERCENT OF EQUITY
----------------          ---------------         -----------------

DCC Project Finance          $6,975,000                  100%
  Two, Inc.
1900 Indian Wood Circle
Maumee, Ohio 43537

---------------
* Separate certificates have been and may be filed in accordance with Rule 7(d) identifying transactions involving other beneficial interests in the transmission system. See Preliminary Note.

11. If part or all of the financing is supplied by loan on which only principal and interest is payable, state:

                            NONRECOURSE PROMISSORY NOTES,
                         DUE 1995 AND 2012, REFUNDING SERIES

          Amount borrowed:               $31,096,000

          Interest rate:                 Due 1995:   7.00%
                                         Due 2012:  10.25%

          Number of lenders:             At the time of the refinancing, the
                                         Owner Trustee borrowed from one lender.

          Terms of repayment:            See attached specimens of the notes,
                                         which are attached hereto as Exhibits A
                                         and B, respectively, and incorporated
                                         herein.


Date of execution:   September 14, 1993


HOLDER OF LEGAL TITLE:           THE FIRST NATIONAL BANK OF BOSTON, as
                                     Owner Trustee


                                         By: /s/ Donna Germano
                                            ----------------------------------
                                                 Donna Germano
                                                 Account Manager

HOLDER OF BENEFICIAL INTEREST:           DCC PROJECT FINANCE TWO, INC.


                                         By: /s/ Paul Bishop
                                            ----------------------------------
                                                 Paul Bishop
                                                 Vice President

                 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
              SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
               SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

                 NONRECOURSE PROMISSORY NOTE, REFUNDING SERIES
                             (DUE OCTOBER 1, 1995)

                              ISSUED AT: New York, New York

                              ISSUE DATE: September 14, 1993

            THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity but solely as Owner Trustee (OWNER TRUSTEE), under a Trust Agreement dated as of January 2, 1985 with DCC Project Finance Two, Inc. (the OWNER PARTICIPANT), hereby promises to pay to EIP REFUNDING CORPORATION, or registered assigns, the principal sum of $1,342,000 on October 1, 1995 together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the aggregate amount of such principal sum remaining unpaid from time to time from the date of this Refunding Note until due and payable, in arrears, at the rate of 7.00% per annum (the NOTE RATE). Payments of principal installments of this Refunding Note shall be made in the "principal amount payable" and on the "payment dates" specified in Schedule 1 hereto. Payments of accrued interest on this Refunding Note shall be made on April 1 and October 1 in each year, commencing April 1, 1994, to and including the last "payment date" specified in Schedule 1 hereto.

            Capitalized terms used in this Refunding Note which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as hereinafter defined).

            Interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest, shall be paid, on demand, from the due date thereof at the rate per annum equal to the Note Rate plus 1% (computed on the basis of a 360-day year of twelve 30-day months) for the period during which any such principal, premium or interest shall be overdue.

            In the event any date on which a payment is due under this Refunding
Note is not a Business Day, then payment thereof may be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

            All payments of principal, premium, if any, and interest to be made by the Owner Trustee hereunder and under the Amended and Restated Trust Indenture and Security Agreement dated as of September 1, 1993, as at any time heretofore or hereafter amended or supplemented in accordance with the provisions thereof (the INDENTURE), between the Owner Trustee and Chemical Bank, as Trustee (the INDENTURE TRUSTEE), shall be made only from the Lease Indenture Estate and neither the Trust Estate nor the Indenture Trustee shall have any obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Lease Indenture Estate to make such payments in accordance with the terms of Article V of the

Indenture. The Holder hereof, by its acceptance of this Refunding Note, agrees that such Holder will look solely to the Lease Indenture Estate and the income and proceeds from the Lease Indenture Estate to the extent available for distribution to the Holder hereof as above provided, and that neither the Owner Participant nor, except as expressly provided in the Indenture, the Owner Trustee nor the Indenture Trustee is or shall be personally liable to the Holder hereof for any amounts payable under this Refunding Note or for any performance to be rendered under the Indenture or any other Transaction Document or for any liability thereunder

            Principal, premium, if any, and interest shall be payable, in the manner provided in the Indenture, on presentment of this Refunding Note at the Indenture Trustee Office, or as otherwise provided in the Indenture.

            The Holder hereof, by its acceptance of this Refunding Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 3.11 of the Indenture. The Holder of this Refunding Note agrees, by its acceptance hereof, that it will duly note by appropriate means all payments of principal or interest made hereon and that it will not in any event transfer or otherwise dispose of this Refunding Note unless and until all such notations have been duly made.

            This Refunding Note is one of the Refunding Notes referred to in the Indenture. The Indenture permits the issuance of additional series of Notes, as provided in Section 3.5 of the Indenture, and the several series may be for varying aggregate principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Trustee included in the Lease Indenture Estate are pledged to the Indenture Trustee to the extent provided in the Indenture as security for the payment of the principal of and premium, if any, and interest on this Refunding Note and all other Notes issued and outstanding from time to time under the Indenture. Reference is hereby made to the Indenture for a statement of the rights of the Holders of, and the nature and extent of the security for, this Refunding Note and of the rights of, and the nature and extent of the security for, the Holders of the other Notes and of certain rights of the Owner Trustee, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions the Holder hereof agrees by its acceptance of this Refunding Note.

            This Refunding Note is subject to prepayment as provided in Sections
5.2 and 5.3 of the Indenture, such prepayment being without premium but including accrued interest to the date of prepayment.

            In case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Refunding Note and any other Notes, together with all accrued but unpaid interest thereon, may, subject to certain rights of the Owner Trustee or the Owner Participant contained or referred to in the Indenture, be declared or may become due and payable in the manner and with the effect provided in the Indenture.

            The lien upon the Lease Indenture Estate is subject to being legally discharged prior to the maturity of this Refunding Note upon the deposit with the Indenture Trustee of cash or certain securities sufficient to pay this Refunding Note when due in accordance with the terms of the Indenture.

            There shall be maintained at the Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Indenture. The transfer of this Refunding Note is registrable, as provided in the Indenture, upon surrender of this Refunding Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered Holder hereof, together with the amount of any applicable transfer taxes. Prior to due presentment for registration of transfer of this Refunding Note, the Owner Trustee and the Indenture Trustee may treat the person in whose name this Refunding Note is registered as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Refunding Note and for all other purposes whatsoever, whether or not this Refunding Note be overdue, and neither the Owner Trustee nor the Indenture Trustee shall be affected by notice to the contrary; PROVIDED, HOWEVER, that each of the Owner Trustee and the Indenture Trustee (i) acknowledge that EIP Refunding Corporation shall assign and transfer this Refunding Note to Chemical Bank as trustee under the Refunding Collateral Trust Indenture referenced in Appendix A to the Indenture and, (ii) upon such transfer, such Trustee shall be the owner and holder of this Refunding Note for all purposes of the Indenture.

            THIS REFUNDING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the Owner Trustee has caused this Refunding Note to be duly executed as of the date hereof.

                              THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity, but solely as OWNER TRUSTEE under a Trust Agreement dated as of January 2, 1985 with the within-mentioned Owner Participant


                              By
                              Name: Donna Germano
                              Title: Account Manager

            This Note is one of the Notes described in the within-mentioned Indenture.

                              CHEMICAL BANK,
                              as INDENTURE TRUSTEE


                              By

                                          Authorized Officer

                                   SCHEDULE 1
                             TO THE REFUNDING NOTE
                             (DUE OCTOBER 1, 1995)

                       Schedule of Principal Amortization

                          $1,342,000 PRINCIPAL AMOUNT



               Payment                Principal               Principal
                Date               Amount Payable            Amount Paid
                ----               --------------            -----------
        October 1, 1994                $613,000
        April 1, 1995                   692,000
        October 1, 1995                  37,000


                                   ASSIGNMENT

                           Date:  September 14, 1993

            For value received, EIP REFUNDING CORPORATION (EIP REFUNDING) hereby sells, assigns and transfers to CHEMICAL BANK, as Collateral Trust Trustee pursuant to the Refunding Collateral Trust Indenture dated as of September 1, 1993, as heretofore amended and supplemented, among EIP Refunding, Public Service Company of New Mexico and said Collateral Trust Trustee, without recourse, the Refunding Note to which this Assignment is annexed and all rights thereunder.


                              EIP REFUNDING CORPORATION

                              By

                                       PRESIDENT

                 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
              SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
               SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

                 NONRECOURSE PROMISSORY NOTE, REFUNDING SERIES
                              (DUE APRIL 1, 2012)

                              ISSUED AT: New York, New York

                              ISSUE DATE: September 14, 1993

            THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity but solely as Owner Trustee (OWNER TRUSTEE), under a Trust Agreement dated as of January 2, 1985 with DCC Project Finance Two, Inc. (the OWNER PARTICIPANT), hereby promises to pay to EIP REFUNDING CORPORATION, or registered assigns, the principal sum of $29,754,000 on April 1, 2012 together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the aggregate amount of such principal sum remaining unpaid from time to time from the date of this Refunding Note until due and payable, in arrears, at the rate of 10.25% per annum (the NOTE RATE). Payments of principal installments of this Refunding Note shall be made in the "principal amount payable" and on the "payment dates" specified in Schedule 1 hereto. Payments of accrued interest on this Refunding Note shall be made on April 1 and October 1 in each year, commencing April 1, 1994, to and including the last "payment date" specified in Schedule 1 hereto.

            Capitalized terms used in this Refunding Note which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as hereinafter defined).

            Interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest, shall be paid, on demand, from the due date thereof at the rate per annum equal to the Note Rate plus 1% (computed on the basis of a 360-day year of twelve 30-day months) for the period during which any such principal, premium or interest shall be overdue.

            In the event any date on which a payment is due under this Refunding
Note is not a Business Day, then payment thereof may be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

            All payments of principal, premium, if any, and interest to be made by the Owner Trustee hereunder and under the Amended and Restated Trust Indenture and Security Agreement dated as of September 1, 1993, as at any time heretofore or hereafter amended or supplemented in accordance with the provisions thereof (the INDENTURE), between the Owner Trustee and Chemical Bank, as Trustee (the INDENTURE TRUSTEE), shall be made only from the Lease Indenture Estate and neither the Trust Estate nor the Indenture Trustee shall have any obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Lease Indenture Estate to make such payments in accordance with the terms of Article V of the Indenture. The Holder hereof, by its acceptance of this Refunding Note, agrees that such Holder will look solely to the Lease Indenture Estate and the income and proceeds from the Lease Indenture Estate to the extent available for distribution to the Holder hereof as above provided, and that neither the Owner Participant nor, except as expressly provided in the Indenture, the Owner Trustee nor the Indenture Trustee is or shall be personally liable to the Holder hereof for any amounts payable under this Refunding Note or for any performance to be rendered under the Indenture or any other Transaction Document or for any liability thereunder

            Principal, premium, if any, and interest shall be payable, in the manner provided in the Indenture, on presentment of this Refunding Note at the Indenture Trustee Office, or as otherwise provided in the Indenture.

            The Holder hereof, by its acceptance of this Refunding Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 3.11 of the Indenture. The Holder of this Refunding Note agrees, by its acceptance hereof, that it will duly note by appropriate means all payments of principal or interest made hereon and that it will not in any event transfer or otherwise dispose of this Refunding Note unless and until all such notations have been duly made.

            This Refunding Note is one of the Refunding Notes referred to in the Indenture. The Indenture permits the issuance of additional series of Notes, as provided in Section 3.5 of the Indenture, and the several series may be for varying aggregate principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Trustee included in the Lease Indenture Estate are pledged to the Indenture Trustee to the extent provided in the Indenture as security for the payment of the principal of and premium, if any, and interest on this Refunding Note and all other Notes issued and outstanding from time to time under the Indenture. Reference is hereby made to the Indenture for a statement of the rights of the Holders of, and the nature and extent of the security for, this Refunding Note and of the rights of, and the nature and extent of the security for, the Holders of the other Notes and of certain rights of the Owner Trustee, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions the Holder hereof agrees by its acceptance of this Refunding Note.

            This Refunding Note is subject to prepayment as provided in Sections
5.2 and 5.3 of the Indenture, such prepayment being without premium but including accrued interest to the date of prepayment.

            In the event that the Lease referenced in Appendix A to the Indenture shall be terminated pursuant to Section 14 thereof as a result of the exercise by the Lessee of its option to purchase the Undivided Interest, this Refunding Note shall be prepaid in full on the date of such purchase at the following prepayment prices, plus accrued interest to the date of such prepayment:



                        Prepayment                                    Prepayment
Date                      Price              Date                       Price
----                      -----              ----                       -----
April 1, 2000.......     106.63%             October 1, 2006....       102.41%
October 1, 2000.....     106.03              April 1, 2007......       102.41
April 1, 2001.......     106.03              October 1, 2007....       101.81
October 1, 2001.....     105.43              April 1, 2008......       101.81
April 1, 2002.......     105.43              October 1, 2008....       101.21
October 1, 2002.....     104.82              April 1, 2009......       101.21
April 1, 2003.......     104.82              October 1, 2009....       100.60
October 1, 2003.....     104.22              April 1, 2010......       100.60
April 1, 2004.......     104.22              October 1, 2010....       100.00
October 1, 2004.....     103.62              April 1, 2011......       100.00
April 1, 2005.......     103.62              October 1, 2011....       100.00
October 1, 2005.....     103.01              April 1, 2012......       100.00
April 1, 2006.......     103.01


         In case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Refunding Note and any other Notes, together with all accrued but unpaid interest thereon, may, subject to certain rights of the Owner Trustee or the Owner Participant contained or referred to in the Indenture, be declared or may become due and payable in the manner and with the effect provided in the Indenture.

         The lien upon the Lease Indenture Estate is subject to being legally discharged prior to the maturity of this Refunding Note upon the deposit with the Indenture Trustee of cash or certain securities sufficient to pay this Refunding Note when due in accordance with the terms of the Indenture.

         There shall be maintained at the Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Indenture. The transfer of this Refunding Note is registrable, as provided in the Indenture, upon surrender of this Refunding Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered Holder hereof, together with the amount of any applicable transfer taxes. Prior to due presentment for registration of transfer of this Refunding Note, the Owner Trustee and the Indenture Trustee may treat the person in whose name this Refunding Note is registered as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Refunding Note and for all other purposes whatsoever, whether or not this Refunding Note be overdue, and neither the Owner Trustee nor the Indenture Trustee shall be affected by notice to the contrary; PROVIDED, HOWEVER, that each of the Owner Trustee and the Indenture Trustee acknowledge that (i) EIP Refunding Corporation shall assign and transfer this Refunding Note to Chemical Bank as trustee under the Refunding Collateral Trust Indenture referenced in Appendix A to the Indenture and, (ii) upon such transfer, such Trustee shall be the owner of this Refunding Note for all purposes of the Indenture.

         THIS REFUNDING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Owner Trustee has caused this Refunding Note to be duly executed as of the date hereof.

                              THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity, but solely as OWNER TRUSTEE under a Trust Agreement dated as of January 2, 1985 with the within-mentioned Owner Participant

                              By
                              Name:
                              Title:

            This Note is one of the Notes described in the within-mentioned Indenture.

                              CHEMICAL BANK,
                              as INDENTURE TRUSTEE


                              By

                                          Authorized Officer

                                   SCHEDULE 1
                             TO THE REFUNDING NOTE
                              (DUE APRIL 1, 2012)

                       Schedule of Principal Amortization

                          $29,754,000 PRINCIPAL AMOUNT



               Payment                Principal               Principal
                Date               Amount Payable            Amount Paid
                ----               --------------            -----------
        October 1, 1995              $        0
        April 1, 1996                         0
        October 1, 1996                       0
        April 1, 1997                         0
        October 1, 1997                       0
        April 1, 1998                         0
        October 1, 1998                       0
        April 1, 1999                         0
        October 1, 1999                       0
        April 1, 2000                         0
        October 1, 2000                 410,000
        April 1, 2001                   739,000
        October 1, 2001                 777,000
        April 1, 2002                   817,000
        October 1, 2002                 859,000
        April 1, 2003                   903,000
        October 1, 2003                 949,000
        April 1, 2004                   998,000
        October 1, 2004               1,049,000
        April 1, 2005                 1,102,000
        October 1, 2005               1,159,000
        April 1, 2006                 1,218,000
        October 1, 2006               1,281,000
        April 1, 2007                 1,346,000
        October 1, 2007               1,415,000
        April 1, 2008                 1,488,000
        October 1, 2008               1,564,000
        April 1, 2009                 1,644,000
        October 1, 2009               1,729,000
        April 1, 2010                 1,817,000
        October 1, 2010               1,910,000


        April 1, 2011                 2,008,000
        October 1, 2011               2,111,000
        April 1, 2012                   461,000


                                   ASSIGNMENT

                           Date:  September 14, 1993

            For value received, EIP REFUNDING CORPORATION (EIP REFUNDING) hereby sells, assigns and transfers to CHEMICAL BANK, as Collateral Trust Trustee pursuant to the Refunding Collateral Trust Indenture dated as of September 1, 1993, as heretofore amended and supplemented, among EIP Refunding, Public Service Company of New Mexico and said Collateral Trust Trustee, without recourse, the Refunding Note to which this Assignment is annexed and all rights thereunder.


                              EIP REFUNDING CORPORATION

                              By

                                       PRESIDENT